EXHIBIT 99.1

Sontra Medical Corporation Announces Update on 510(k) Submission

FRANKLIN, Mass., June 22, 2004—Sontra Medical Corporation (Nasdaq SC: SONT) announced today an update on the status of its 510(k) submission filed with the FDA in March 2004, requesting marketing clearance for Sontra’s ultrasonic skin permeation device and topical lidocaine kit for rapid skin anesthesia. Pursuant to a request from the FDA, Sontra has submitted additional information in support of the application. The Company anticipates that the FDA will respond to the additional information within ninety days or sooner. The Company expects to launch its topical lidocaine procedure tray following FDA 510(k) marketing clearance.

“We have focused our attention and resources on quickly responding to the FDA. We do not view this request as unusual and will continue to vigilantly pursue market clearance,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer.

In February 2004, the FDA granted Sontra its first 510(k) marketing clearance for SonoPrep for use in electrophysiology applications and in March 2004 the Company submitted a 510(k) application seeking marketing clearance for the use of SonoPrep and a topical lidocaine procedure tray to achieve rapid skin anesthesia. This 510(k) application was supported by clinical data from three studies covering 500 patients that demonstrated rapid skin anesthesia with 4% lidocaine was achieved within five minutes following a skin pre-treatment with SonoPrep. Existing topical lidocaine products addressing this $100 million market require a thirty to sixty minute waiting period before skin anesthesia is achieved.

About Sontra Medical Corporation (http://www.sontra.com)

Sontra Medical Corporation is a leading developer of transdermal drug delivery and diagnostic products that combine Sontra’s SonoPrep ultrasound- mediated skin permeation technology with synergistic biosensor and transdermal drug delivery technologies. Sontra’s products under development include: SonoPrep and a topical anesthetic kit for rapid (within five minutes) skin anesthesia; a continuous non-invasive glucose monitor developed in collaboration with Bayer Diagnostics and the use of SonoPrep for the transdermal delivery of vaccines and large molecule drugs.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected timing of the marketing approval and commercial availability of the SonoPrep device and lidocaine procedure tray. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward- looking statements: adverse results in product development, clinical trials and commercialization efforts; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners to develop and commercialize products based on our work; the commercial success of products; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward- looking statements made by us.

Contact:

Sean Moran, CFO

Sontra Medical Corporation

Tel: 508-553-8850

Evan Smith, CFA / Erica Pettit

KCSA Worldwide

Tel: 212-896-1248 / 212-896-1289